Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports 2010 Third Quarter Results

Earnings Include Income Attributable to Debt Repurchase and Realized Investment Gains

WINSTON-SALEM, N.C., November 11, 2010 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported net income of $54.0 million, which includes $29.6 million attributable to the repurchase of its long-term debt (reported as an extraordinary item) and $14.7 million attributable to realized investment gains, for the third quarter ended September 30, 2010 compared to net income of $79.1 million for the second quarter of 2010 and a net loss of $101.9 million for the third quarter of 2009.  The 2010 third quarter diluted income per share was $3.56 ($1.61 per share before extraordinary item) compared to diluted income per share of $5.24 for the 2010 second quarter and diluted loss per share of $6.78 for the 2009 third quarter.

The net income for the nine months ended September 30, 2010 was $105.3 million ($75.7 million before extraordinary item) compared to a net loss of $516.5 million for the nine months ended September 30, 2009.  The diluted income per share was $6.96 ($5.00 per share before extraordinary item) for the nine months ended September 30, 2010 compared to a diluted loss per share of $34.44 for the nine months ended September 30, 2009.

Ken Jones, President and CEO, said, “We continued to see improvement on various operating fronts during the third quarter.  Persistency, the key driver of our earned premiums, remained high, while the number of defaults and the corresponding risk in default continued their decline as cure rates and rescission rates remained consistent with the prior quarter.  The decline in our risk in default once again led to a decrease in reserves, making this the fifth consecutive quarter that we have reported a decrease in reserves.  Approximately 35% of the decrease in reserves was the result of a reduction in factors utilized in our reserve assumptions.  During the third quarter, we also saw a slowdown in settled claims as foreclosures slowed.  At this time, we are unsure what impact, if any, the current documentation issue surrounding foreclosures will have on our future financial results.  While we are encouraged by the performance of our insured portfolio, we remain cautious about the outlook for the remainder of 2010 and continuing into 2011 due to a slower than expected U.S. economic recovery, lingering high unemployment rates and stagnant home prices.

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Mr. Jones continued, “In July we repurchased all of our outstanding long-term debt from our bondholders at less than face value, resulting in a $29.6 million gain that was reported as an extraordinary item in our third quarter financial statements.  This action better positions us, as a company in run-off, to maintain our focus on the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.  We also realized net investment gains of $14.7 million during the third quarter, which were due primarily to the repositioning of our investment portfolio to reflect the delays in claim settlements.  Finally, while our financial position improved during the last two quarters, our deficit in assets remains substantial and was $595.4 million at September 30, 2010.  To meet all of our existing obligations, we will need to earn at least $596 million during the remaining run-off of our business.  We believe that, absent significant positive changes in the economy and the residential real estate market, our existing assets and future premiums may not be sufficient to meet our current and future policyholder obligations.”

For additional information concerning our results for the third quarter of 2010 and our financial position at September 30, 2010, please see our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov or via our web site at www.triadguaranty.com.  We have updated the quarterly statistical and supplemental information for the 2010 third quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – Third Quarter 2010”.

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(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; legal and other proceedings regarding modifications and refinancing of mortgages and/or foreclosure proceedings; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2009 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

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Triad Guaranty Inc.
Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)

	2010	2009	2010	2009
	(Dollars in thousands except per share amounts)
Revenues:
Earned premiums	$44,278	$35,576	$162,496	$144,767
Net investment income	9,681	12,342	30,115	34,393
Net realized investment gains	14,694	3,253	13,467	705
Other (expense) income	(29)	127	(37)	131
Total revenues	68,624	51,298	206,041	179,996
Losses and Expenses:
Net settled claims	132,139	157,881	233,915	361,664
Change in reserves	(97,229)	(15,836)	(144,082)	302,748
Loss adjustment expenses	491	3,713	10,036	14,291
Net losses and loss adjustment expenses	35,401	145,758	99,869	678,703

Interest expense	2,642	1,202	7,927	3,791
Other operating expenses	6,206	9,659	22,559	27,750
Total losses and expenses	44,249	156,619	130,355	710,244

Income (loss) before taxes and extraordinary item	24,375	(105,321)	75,686	(530,248)
Income tax benefit	-	(3,426)	-	(13,760)
Income (loss) before extraordinary item	24,375	(101,895)	75,686	(516,488)
Extraordinary item - gain from repurchase and retirement of long-term debt	29,640	-	29,640	-

Net income (loss)	$54,015	$(101,895)	$105,326	$(516,488)

Per Share Information:
Diluted income (loss) per share before extraordinary item	$1.61	$(6.78)	$5.00	$(34.44)
Diluted income per share for extraordinary item	1.95	-	1.96	-

Diluted income (loss) per share	$3.56	$(6.78)	$6.96	$(34.44)

Diluted weighted average common and common
stock equivalents outstanding (in thousands)	15,185	15,033	15,134	14,995

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	September 30,	December 31,	September 30,
	2010	2009	2009
	(Dollars in thousands except per share amounts)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$879,050	$784,830	$814,821
Equity securities, available for sale, at market	-	-	56
Short-term investments	26,708	26,651	32,028
	905,758	811,481	846,905

Cash and cash equivalents	36,823	21,839	7,480
Reinsurance recoverable	48,155	233,499	245,436
Other assets	65,416	58,007	54,331

Total assets	$1,056,152	$1,124,826	$1,154,152

Liabilities:
Losses and loss adjustment expenses	$1,200,518	$1,537,043	$1,576,303
Unearned premiums	10,197	12,153	13,385
Long-term debt	-	34,540	34,537
Deferred payment obligation	351,720	168,386	97,048
Other liabilities	89,095	79,062	57,906

Total liabilities	1,651,530	1,831,184	1,779,179

Stockholders' deficit:
Accumulated deficit	(745,815)	(851,141)	(771,997)
Accumulated other comprehensive income	36,228	30,782	33,626
Other equity accounts	114,209	114,001	113,344

Deficit in assets	(595,378)	(706,358)	(625,027)

Total liabilities and stockholders' deficit	$1,056,152	$1,124,826	$1,154,152

Stockholders' deficit in assets per share:	$(39.02)	$(46.29)	$(40.96)

Common shares outstanding	15,258,128	15,258,128	15,258,128

Triad Guaranty Inc.
Consolidated Statements of Cash Flow

	Nine Months Ended September 30,

	2010	2009
	(Unaudited)
	(Dollars in Thousands)

OPERATING ACTIVITIES
Net income (loss)	$105,326	$(516,488)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Increase (decrease) in loss and unearned premium reserves	(338,481)	385,985
Decrease (increase) in amounts due to/from reinsurer	185,343	(95,275)
Net realized investment gains	(13,467)	(705)
Extraordinary gain on repurchase of long-term debt	(29,640)	-
Decrease in deferred income taxes	-	(14,841)
Increase in deferred payment obligation	183,334	97,048
Other operating activities	(1,562)	29,207

Net cash provided by (used in) operating activities	90,853	(115,069)

INVESTING ACTIVITIES
Purchases of investment securities	(453,699)	(171,049)
Sales and maturities of investment securities	382,297	245,225
(Increase) decrease in short-term investments	(58)	8,538
Other investing activities	497	(105)

Net cash provided by (used in) investing activities	(70,963)	82,609

FINANCING ACTIVITIES
Repurchase of long-term debt	(4,906)	-
Net cash provided by (used in) financing activities	(4,906)	-

Net increase (decrease) in cash	14,984	(32,460)
Cash at beginning of period	21,839	39,940

Cash at end of period	$36,823	$7,480

Triad Guaranty Inc.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended

(Dollars in thousands)	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2010	2010	2010	2009	2009	2009	2009	2008	2008
Revenue:
Earned premiums	$44,278	$72,330	$45,888	$34,891	$35,576	$64,833	$44,358	$49,840	$65,654
Net investment income	9,681	10,561	9,873	9,739	12,342	10,859	11,192	10,509	10,349
Realized investment gains (losses)	14,694	(985)	(242)	649	3,253	2,017	(4,565)	(18,944)	(6,519)
Other (expense) income	(29)	-	(8)	12,536	127	2	2	2	2
Total revenues	68,624	81,906	55,511	57,815	51,298	77,711	50,987	41,407	69,486
Losses and Expenses:
Net settled claims	132,139	145,460	144,973	153,749	157,881	149,863	53,920	69,372	59,357
Change in reserves	(97,229)	(158,058)	(77,453)	(30,195)	(15,836)	278,956	39,628	106,080	165,958
Loss adjustment expenses	491	4,828	4,718	5,370	3,713	2,549	8,029	2,647	5,879
Net losses and LAE	35,401	(7,770)	72,238	128,924	145,758	431,368	101,577	178,099	231,194
Interest Expense	2,642	2,816	2,469	2,243	1,202	1,895	694	694	691
Other operating expenses	6,206	7,021	9,332	8,160	9,659	8,680	9,411	8,639	8,726
Total losses and expenses	44,249	2,067	84,039	139,327	156,619	441,943	111,682	187,432	240,611
Income (loss) before taxes and extraordinary item	24,375	79,839	(28,528)	(81,512)	(105,321)	(364,232)	(60,695)	(146,025)	(171,125)
Income taxes (benefit)	-	717	(717)	(2,368)	(3,426)	(4,813)	(5,521)	(23,818)	(11,030)
Income (loss) before extraordinary item	24,375	79,122	(27,811)	(79,144)	(101,895)	(359,419)	(55,174)	(122,207)	(160,095)
Extraordinary item - gain from repurchase and retirement of long-term debt	29,640	-	-	-	-	-	-	-	-
Net income (loss)	$54,015	$79,122	$(27,811)	$(79,144)	$(101,895)	$(359,419)	$(55,174)	$(122,207)	$(160,095)

	Condensed Balance Sheets As Of

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2010	2010	2010	2009	2009	2009	2009	2008	2008
Assets
Invested assets	$905,758	$936,158	$957,115	$811,481	$846,905	$851,640	$918,531	$895,422	$890,720
Cash	36,823	35,576	38,662	21,839	7,480	31,600	21,394	39,940	47,818
Real estate acquired	-	-	-	-	-	-	526	713	3,661
Prepaid federal income tax	-	-	-	-	-	-	15	15	15
Reinsurance recoverable	48,155	49,829	52,963	233,499	245,436	234,248	182,589	150,848	111,827
Other assets	65,416	64,000	54,406	58,007	54,331	57,650	52,307	43,596	47,915
Total assets	$1,056,152	$1,085,563	$1,103,146	$1,124,826	$1,154,152	$1,175,138	$1,175,362	$1,130,534	$1,101,956

Liabilities and stockholders' deficit
Liabilities:
Losses and loss adjustment expenses	$1,200,518	$1,307,028	$1,468,719	$1,537,043	$1,576,303	$1,591,207	$1,262,746	$1,187,840	$1,042,053
Long term debt	-	34,546	34,543	34,540	34,537	34,535	34,532	34,529	34,527
Deferred payment obligation	351,720	292,169	229,953	168,386	97,048	27,020	-	-	-
Accrued expenses and other liabilities	99,292	99,965	102,677	91,215	71,291	52,066	59,477	44,831	30,887
Total liabilities	1,651,530	1,733,708	1,835,892	1,831,184	1,779,179	1,704,828	1,356,755	1,267,200	1,130,356
Deficit in assets	(595,378)	(648,145)	(732,746)	(706,358)	(625,027)	(529,690)	(181,393)	(136,666)	(28,400)
Total liabilities and stockholders' deficit	$1,056,152	$1,085,563	$1,103,146	$1,124,826	$1,154,152	$1,175,138	$1,175,362	$1,130,534	$1,101,956